EXHIBIT 99.2

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

Board of Directors

Vintage Petroleum, Inc.

110 West Seventh Street

Tulsa, Oklahoma 74119-1029

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 13, 2005, to the Board of Directors of Vintage Petroleum, Inc. (“Vintage”) as Appendix B to, and reference thereto under the captions “SUMMARY—Opinions of Vintage’s financial advisors—Credit Suisse First Boston LLC” and “THE MERGER—Opinions of Vintage’s Financial Advisors—Credit Suisse First Boston LLC” in, the proxy statement-prospectus relating to the proposed merger involving Occidental Petroleum Corporation (“Occidental”) and Vintage, which forms a part of the Registration Statement on Form S-4 of Occidental. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON LLC
CREDIT SUISSE FIRST BOSTON LLC

November 15, 2005